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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

                        Directors and Certain Officers of
                         Lincoln Electric Holdings, Inc.

         THE UNDERSIGNED Directors and Officers of Lincoln Electric Holdings, Inc. hereby appoint Anthony A. Massaro, H. Jay Elliott and Frederick G. Stueber, and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (1) a Registration Statement or amendments to previously filed Registration Statements with respect to participations in the Lincoln Electric Holdings, Inc. Stock Option Plan for Non-Employee Directors and shares of Lincoln Common Stock offered in connection therewith; (2) any and all amendments (including post-effective amendments), prospectuses and exhibits to such Registration Statement; and (3) any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the securities to which such Registration Statement relates, with full power and authority to take or cause to be taken any other actions considered necessary or appropriate to effect the filing of such document.

         EXECUTED the dates set forth below.


/s/ Anthony A. Massaro                  /s/ John M. Stropki, Jr.                  /s/ H. Jay Elliott
--------------------------------------  ----------------------------------------  ------------------
Anthony A. Massaro,                     John M. Stropki, Jr.                      H. Jay Elliott
Chairman of the Board,                  Executive Vice President;                 Senior Vice President, Chief
President, Chief Executive              President, North America                  Financial Officer and Treasurer
Officer and Director                    and Director                              May 2, 2000
May 2, 2000                             May 2, 2000



/s/ Harry Carlson                       /s/ David H. Gunning                      /s/ Edward E. Hood, Jr.
--------------------------------------  ----------------------------------------  -----------------------
Harry Carlson, Director                 David H. Gunning, Director                Edward E. Hood, Jr., Director
May 2, 2000                             May 2, 2000                               May 2, 2000



/s/ Paul E. Lego.                       /s/ David C. Lincoln                      /s/ G. Russell Lincoln
--------------------------------------  ----------------------------------------  ----------------------
Paul E. Lego, Director                  David C. Lincoln, Director                G. Russell Lincoln, Director
May 2, 2000                             May 2, 2000                               May 2, 2000



/s/ Kathryn Jo Lincoln                  /s/ Henry L. Meyer III                    /s/ Frank L. Steingass
--------------------------------------  ----------------------------------------  ----------------------
Kathryn Jo Lincoln, Director            Henry L. Meyer III, Director              Frank L. Steingass, Director
May 2, 2000                             May 2, 2000                               May 2, 2000


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